SOFTWARE  DEVELOPMENT AGREEMENT FOR
                     THE PLAYANDWIN WEB SITE


                            BETWEEN:




                        PLAYANDWIN, INC.


                             - and -


                  INTERNET SPORTS NETWORK INC.







             made as of the ___ day of January, 2000
















          THIS  SOFTWARE DEVELOPMENT AGREEMENT FOR THE PLAYANDWIN
WEB SITE is made as of the ___ day of January, 2000.

          BETWEEN:


                         PLAYANDWIN, INC.,
                         a corporation incorporated under
                         the laws of the State of Nevada

                         (herein referred to as "PlayandWin")

                                                OF THE FIRST PART

                         - and -

                         INTERNET SPORTS NETWORK INC.,
                         a  corporation  incorporated  under  the
laws of the
                         State of Florida,

                         (herein referred to as "ISNI")

                                               OF THE SECOND PART




          WHEREAS  PlayandWin  and ISNI wish  to  enter  into  an
Agreement  whereby  ISNI  would  create  and  establish   certain
contests or games necessary to implement the project set out in the Scoping Document;

          NOW   THEREFORE  this  Agreement  witnesseth  that   in
consideration of good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:






          ARTICLE 1 - DEFINITIONS

1.1 In this Agreement, the following terms shall have the following meanings respectively ascribed thereto:

(1)  "Acceptance   Period"  means  a  certain  period   of   time
     commencing on satisfactory completion of each of the milestones set out in the Schedule of Deliverables as more particularly defined in Article 8;

(2) "Acceptance Testing" means the procedures to be followed by parties hereto and the independent testing firm retained and paid by PlayandWin as more particularly set out on Schedule "A" to this Agreement;
(3) " Affilliate" shall mean any corporation or entity that controls, is controlled by or is under common control with a Party, as the context indicates;
(4) "Agreement" means this agreement and the Schedule appended hereto;
(5) "Arbitrator" means a person or entity mutually agreed upon by PlayandWin and ISNI;
(6)  "Article" means an article of this Agreement;
(7) "Business" means the business of PlayandWin which is the development, marketing, promotion, sale and operation of a particular pari-mutuel, `bingo-type' wagering system known as Racingo, both offline and online. PlayandWin plans to introduce interactive Internet gambling based games and the marketing and sale of ancillary products. The first game to be developed is to be Fantasy Racingo, an online version of the offline game Racingo;
(8) "Commencement Date" means the date on which ISNI receives written notification from the Escrow Agent that it has received
     the payment contemplated by Section 4.1(a);

(9) "Confidential Information" means all information received by one party from the other in connection with the Project, excluding that information which:

          (i) is or becomes generally available to the public other than as a result of a disclosure by one party to the other party;

          (ii) was available to one party on a non-confidential basis prior to its disclosure by the other party;
               or

          (iii) becomes available to one party on a non-confidential basis from a source other than the other party, who is not otherwise bound by a confidentiality agreement with one party or is not otherwise prohibited, either by statute or common law, from disclosing such information to third parties.

(10) "Construction and Testing" means the development phase that produces the live interactive version of the Research, Design
and
     Creative Concepts and the testing of the PlayandWin Web Site by
     ISNI;

(11) "Content" shall mean data, text, information, graphics, Links, Marks, and other material, in any form or medium whatsoever, and whether owned by PlayandWin or by a third party,
     that is provided or supplied by the PlayandWin to ISNI for use as part of the PlayandWin Web Site and Fantasy Racingo;

(12) "Design Revisions" means the revisions by ISNI to the Research, Design and Creative Concepts;

(13) "Force Majeure" means the circumstances where the failure of a party to perform its obligations under this Agreement, in whole
     or in part, is caused by an act of force majeure, including, but not limited to, an act of God, strike, walkout, public enemy, war, civil commotion, riots, judicial or governmental order, other requirement of law or any other cause beyond the reasonable
     control of such party;

(14) "   "Intellectual  Property  Claim"  means  an  action   for
     infringement as more particularly described in Section 7.6;

(15) "Link"   shall mean a URL hidden  behind a formatting option
     that may take the form of a coloured item of text (such as a URL description), logo, button, banner or image and which allows a user to automatically and directly transfer to such other
URL,
     that is, to move to or between Internet pages, sites or within a document; the term shall also include the act of moving to or between such locations as the context may require;

(16) "Mark" shall mean any trademark, trade name, service mark, design mark, logo, emblem, domain name, URL or other distinctive
     brand  element (whether registered or not) used to  identify
     PlayandWin or ISNI or their respective products or services
(as
     the case may be);

(17) "Net Revenue" shall mean gross revenues generated by Playand
     Win or ISNI from advertising, sponsorship or other forms of revenue less any direct third party costs related thereto;

(18) "Fantasy   Racingo  game"  means  the  interactive  fantasy,
     application and gaming system to be designed and developed by ISNI for PlayandWin;

(19) "Project" means all of the services to be provided by ISNI to PlayandWin pursuant to this Agreement and is comprised of the
     following phases; (i) Research, Design and Creative Concepts,
     (ii) Design Revisions, (iii) Construction and Testing, and
(iv)
     Deployment;

(20) "Research, Design and Creative Concepts" means the detailed design and testing creative specifications that will by used by
     ISNI to build the Fantasy Racingo game as more particularly described in Section 2.2;

(21) "Schedule of Deliverables" means the services to be provided by ISNI to PlayandWin during the Research, Design and
Creative
     Concepts phase as identified by milestones, deliverables, budget, date of completion and payment amount on the Schedule of Deliverables appended as Schedule "A" to this Agreement;

(22) "Scoping Document" means the document to be prepared by ISNI and captioned "Scoping Document - Final" dated on or about Feburary 15, 2000 as mutually amended by PlayandWin and ISNI setting out the objectives and requirements to design and develop the Fantasy Racingo game;
(23) "Section" means a section of this Agreement;
(24) "Termination Event" means a circumstance which may constitute a ISNI default or a PlayandWin default as more particularly described in Sections 5.2 and 5.3 respectively;
(25) "Year 2000 Compliant" means that neither the performance nor functionality of the PlayandWin Web Site is affected by dates prior to, during or after the year 2000 and in particular that all software, applications and systems designed and developed by ISNI for PlayandWin are architected to enable the following capabilities:
(1)  (i)  Date, data, century recognition;

(2) (ii) Calculations that accommodate same century, cross century, multi century formulas and date values;
          (iii) Date data interface values that reflect and include the indication of the century or correctly imply the century;

(3) (iv) Year 2000 is recognized as a leap year; provided that all other inter-facing technology designed and developed by parties other than ISNI exchange accurate date and date related
     data with the software applications and systems designed and developed by ISNI.


                      ARTICLE 2 - SERVICES

2.1  ISNI Services
     Subject to the terms and conditions of this Agreement and in compliance with the time lines specified herein, ISNI will develop the Fantasy Racingo game and all related software, applications and systems for the fully functional operation of the Fantasy Racingo game in accordance with the Final Scoping Document. The games will be operated, hosted and maintained by ISNI.

2.2  Design and Creative Concepts

     The first phase of the Project shall be the establishment of the detailed design and testing creative specifications and visual representations that will be used by ISNI to construct the Fantasy Racingo game. In this phase the functional and technical details are addressed on a micro level by the interface and technical team of ISNI in order to determine the manner in which the applications will function in the front and back end of the Fantasy Racingo game. ISNI will complete sufficient research and testing to validate its design assumptions, methodologies and software selection. Upon completion of the Research Design and Creative Concepts, PlayandWin and its advisors shall approve in writing, the "look and feel" characteristics, graphic user interface, Content, Links, artistic elements and specifications, such approval not to be unreasonably withheld or delayed.

2.3  Experimental Development of a Prototype

     As part of the Research Design and Creative Concepts phase, ISNI will provide a prototype for demonstration purposes only which will illustrate the functionality and the look and feel of the application but will not execute all of the functional aspects of the Project. PlayandWin acknowledges that the look and feel of this prototype may not be the same as the final look and feel of the application. This prototype shall be completed and made available to PlayandWin within a commercially reasonable period subsequent to signing of the Agreement but not later than ninety (90) days from the date of this Agreement.

2.4  Construction and Testing

     The third phase of the Project shall be the construction and testing of the Fantasy Racingo game in which the quality assurance procedures of ISNI will ensure that the Fantasy Racingo game operates completely error free in all material respects and such quality assurance procedure shall include:

     1) Unit Testing - as individual components are developed, they will undergo testing routines as unique entities;

     2) System Testing - as soon as the Fantasy Racingo game is complete, each "unit" is integrated and becomes a fully functional web application and is tested as part of the system;

     3)   Use of Testing - an internal  Fantasy Racingo launch
will
       occur upon completion of the system testing.
1.2
     4) ISNI shall have no responsibility for errors or defects arising from interfacing applications, software and systems designed and developed by parties other than ISNI.

2.5  Time to Complete

     The Research, Design and Creative Concepts, Design Revisions, Construction and Testing, and Deployment phases of the Project shall be completed in accordance with the milestones and timelines specified in the Schedule of Deliverables.



                ARTICLE 3 - PLAYANDWIN SERVICES

     PlayandWin acknowledges that ISNI's obligations in Article 2 of this Agreement are expressly conditional upon PlayandWin:

     1) providing adequate access to all computer systems and software required to complete the Project;

     2) providing adequate access to all PlayandWin personnel involved with the Project;

     3) completing all tasks that are assigned to PlayandWin in the
       Final Scoping Document in a timely manner;

     4)    providing  content as specified in the  Final  Scoping
       Document; and

     5) purchasing on a timely basis all hardware and software including, but not limited to, any licenses and support, database
       licenses  and other items identified in the Final  Scoping
       Document.


                   ARTICLE 4 - PAYMENT TERMS

4.1  Payments by PlayandWin

     PlayandWin shall pay the amount of the ISNI fees as per schedule "B". .

     Ongoing Payments by PlayandWin

4.2  (a)On completion of each milestone, ISNI shall notify the independent
testing firm retained and paid by PlayandWin and provide the independent testing firm with all relevant materials, documents and information with respect to the services rendered by ISNI in connection with that milestone. The independent testing firm shall use its best efforts to issue a report within seven (7) days and, in any event, no later than fourteen (14) days from its receipt of such materials, documents and information regarding its opinion as to the number of deficiencies, if any, and the classification of such deficiencies in accordance with Schedule "B". PlayandWin shall release payments to ISNI within three (3) business days from its receipt of a report from the independent testing firm in accordance with Schedule "B".

(b) If the independent testing firm identifies certain remedial work that needs to be performed in order to have the milestone satisfactorily completed, ISNI shall undertake such remedial work or if the independent testing firm does not issue a report within fourteen (14) days of its receipt of the aforesaid notification from ISNI, the independent testing firm shall be deemed to confirm that the milestone has been satisfactorily completed. In the event of a dispute between ISNI and the independent testing firm retained by PlayandWin, the matter shall be referred to arbitration and the decision of the Arbitrator shall be final and binding upon PlayandWin and ISNI shall comply with the decision of the arbitrator with respect to the release of funds;






4.3  Expenses

     In addition to the fees to be paid to ISNI pursuant to this Agreement, ISNI will also be reimbursed for all reasonable disbursements and expenses that are incurred in the normal course of the Project, provided that any item of expense in excess of two hundred ($200.00) dollars shall require the written pre-approval of PlayandWin. Such reasonable disbursements and expenses will include, but not be limited to, reasonable travel expenses, storage media, and long distance calls and a one (1%) per cent administrative fee charged by ISNI on all disbursements and expenses permitted by this Section 4.3.

4.4  Invoicing

     ISNI shall issue the appropriate invoices to PlayandWin at the appropriate times as Milestones are completed as specified in the Scope of Work. All such invoices shall be payable by PlayandWin in accordance with Section 4.2(b). ISNI shall not invoice PlayandWin for any additional costs that have not been approved in writing by PlayandWin. The invoices issued by ISNI shall contain detailed time records. Amounts which are outstanding after thirty (30) days from the date of the invoice will be charged interest at the rate of one (1%) per cent per month.

4.5  Taxes

     The fees payable by PlayandWin to ISNI pursuant to this Agreement are exclusive of federal, provincial, sales, duty or other taxes now or hereafter levied or imposed on such fees. All applicable taxes to be paid by PlayandWin will be added to the invoice amount and shown as a separate line item. It is acknowledged that no GST shall be levied on fees or expenses charged to PlayandWin as PlayandWin is a non-resident of Canada.

4.6  No Variation from Fees

     ISNI and PlayandWin acknowledge that the fees set out in the Schedule of Deliverables are intended as fixed and final costs except that ISNI may increase such fees by an amount not to exceed five (5%) per cent and on completion of the Design Revisions phase of the Project such fees may not be increased by ISNI by more than five (5%) per cent.




4.7  Arbitrator's Fees

     The fees of the Arbitrator charged in connection with this Agreement shall be paid exclusively by the party losing the arbitration as determined by the Arbitrator. The initial deposit of two thousand, five hundred dollars required on account of the Arbitrator's fees shall be established by each of PlayandWin and ISNI contributing one thousand, two hundred fifty ($1,250) dollars.


                ARTICLE 5 - TERM AND TERMINATION

5.1  Term

     This Agreement shall commence on the date of this Agreement and will continue in effect until terminated pursuant to
     Section 5.2 or 5.3.

                               --



pwinf10m
5.2  Termination Event Due to ISNI Default

     Any  one  of  the  following will constitute a  "Termination
     Event" as a result of a ISNI default:
     If  ISNI fails:

(1)  (i)  to substantially perform any of the services set out in
     Article 2 or fails to meet the milestones specified in the Schedule of Deliverables or the time periods stipulated in
     Article 2 by two (2) weeks or more;

(2) (ii) to perform, satisfy or comply with any other material obligations, covenants or other provisions contained in this Agreement; and in each case, such failure remains unremedied
(if
     capable of being remedied) for a period of fourteen (14) days after PlayandWin has given written notice thereof to ISNI;
     (iii)If ISNI fails to perform or is otherwise in breach of its obligations under this Agreement for an aggregate period of sixty (60) days during the term of this Agreement by reason of Force Majeure;
     (iv) The bankruptcy or insolvency of ISNI, the filing against ISNI of a petition in bankruptcy, the making of an assignment for
          the benefit of a creditor, the appointment of a receiver, or the institution by or against ISNI of any other type of insolvency proceeding; and
     (v) If ISNI shall fail to satisfactorily perform the services or make any royalty payments as they come due as contemplated in section 10.2 hereof.
5.3  Termination Event Due to PlayandWin Default

     Any  one  of  the  following will constitute a  "Termination
     Event" as a result of a PlayandWin default:

1.2  If PlayandWin fails:

(1)  (i)   to  substantially  perform any of  its  functions  and
     obligations outlined in the Final Scoping Document;

(2) (ii) to perform, satisfy or comply with any other material obligations, covenants or other provisions contained in the Agreement;

               and in each case such failure remains unremedied (if capable of being remedied) for a period of fourteen (14) days after ISNI has given written notice thereof to PlayandWin;
               (iii)If PlayandWin fails to perform or is otherwise in breach of its obligations under this Agreement for an aggregate period of sixty (60) days during the term of this Agreement by reason of Force Majeure;

               (iv)The bankruptcy or insolvency of PlayandWin, the filing against PlayandWin of a petition in bankruptcy, the making of an assignment for the benefit of a creditor, the appointment of a receiver, or the institution by or against PlayandWin of any other type of insolvency proceeding; and

                         (v)If  PlayandWin  fails  to  make   the
                         payments  as  contemplated  by   Section
                         4.1(a)  and  4.1(b)  within  the   times
                         prescribed for such payments.

5.4  Obligations of ISNI upon Termination by PlayandWin

     Upon  the  termination of this Agreement as a  result  of  a
     Termination  Event, as defined in Section 5.2,  ISNI  agrees
     that   it  will  return  all  content  and  other  materials
     belonging to PlayandWin .

5.5  Obligations of PlayandWin upon Termination by ISNI

     Upon the termination of this Agreement as a result of a Termination Event, as defined in Section 5.3, PlayandWin will be responsible for payment of any unpaid fees to date, not in dispute, and any accrued interest on outstanding amounts. With respect to any work in progress for its services rendered by ISNI but not billed to PlayandWin, the Arbitrator shall be requested to make a determination on the value of such work in progress to PlayandWin and PlayandWin shall be responsible for paying the amount of the Arbitrator's determination to ISNI.

5.6  Provisions Which Operate Following Termination

     Notwithstanding any termination of this Agreement for any reason whatsoever, the provisions of Article 6, Article 7,
     Article 10 and any other provision of this Agreement necessary to give efficacy thereto shall continue in full force and effect following any such termination.


                  ARTICLE 6 - CONFIDENTIALITY

     Each party agrees:

     (a)  except as required by law, to keep for a period of five
          (5) years all Confidential Information confidential and not to disclose or reveal any Confidential Information to any person other than those employed by a party or engaged on behalf of a party who are actively and directly participating in the Project or who otherwise need to know the Confidential Information for the purpose of the Project and to cause those persons to observe the terms of this provision; and

     (b) not to use the Confidential Information for any purpose other than in connection with the Project.

          Each party will be responsible for its breach of the terms of this provision or the breach by the persons entitled to the Confidential Information referred to in paragraph (a) above.

          In the event that a party is requested pursuant to, or required by applicable law, or, regulation, or, by legal process, to disclose any Confidential Information, such party agrees that it will provide the other party with prompt notice of such request(s) to enable it to seek a protective order or other appropriate remedy.

          In addition, unless otherwise required by law, neither party nor its representatives will, or without the other party's prior written consent, disclose to any person (other than those actively and directly participating in the Project) any information about the Project, or the terms, conditions or other facts relating thereto.

          Each  party  agrees to indemnify and save harmless  the
other   party  from  all  costs,  liabilities  and  any  expenses
whatsoever   arising   from   the  unauthorized   disclosure   of
confidential information contrary to this provision.

          Each party acknowledges that the other party will suffer irreparable injury in the event of a breach or threatened breach of this confidentiality provision. Each party further agrees that in such event, the other party shall be entitled, without prejudice to the rights and remedies available to it, to equitable relief, including an injunction to enjoin any breach of, or, any threatened breach or, an order to enforce specific performance, of any part of this confidentiality provision.

          It is further understood and agreed that no delay or failure by a party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder.

            ARTICLE 7 - INTELLECTUAL PROPERTY RIGHTS


7.0 Ownership

     ISNI Ownership It is expressly acknowledged and agreed that ISNI or its licensors are the owners of all Content of ISNI, all ISNI Technology, all deliverables set out in the Schedule of Deliverables and in the Scoping Document and all other materials created by or for ISNI and incorporated into the games and contests provided hereunder (together, the "ISNI Intellectual Property") and Play andWin has no right, title or interest, whether by way of license or otherwise, in the ISNI Intellectual Property except as may be expressly provided for in this Agreement.


7.1  Assignment of Intellectual Property Rights

     ISNI shall be the owner of all of the Intellectual Property Rights, including, without limitation all developed source code and PlayandWin assigns all Intellectual Property Rights to ISNI from time to time immediately on the creation of such rights, including, without limiting the generality of the foregoing, all development created by PlayandWin or its agents related to the games or contests. ISNI may in its absolute discretion attend to the registration of copyright or such other registrations of the Intellectual Property Rights that it deems appropriate. PlayandWin agrees that ISNI, its assignees and their licensees are not required to designate PlayandWin or its employees or representatives as the author of any developments. PlayandWin hereby waives and will waive and will cause each of its employees and representatives to waive in whole in favour of ISNI all rights of integrity and other moral rights which PlayandWin of its employees or representatives may have in the developments in order to permit ISNI to modify, edit and incorporate the developments into the ISNI Games.


7.2  Non-Compete

     ISNI shall not use the proprietary software, applications, and systems that has been developed under this Agreement for PlayandWin to design or develop software, applications, and systems for a game or contest that are substantially similar to the Racingo game for any person, firm or corporation involved in a business that is directly competitive with PlayandWin's Business as currently carried on as at the date of this Agreement.

7.3  License

       During the term of this Agreement and any renewal hereof, ISNI grants to Customer the right to create Links from the Customer Site to the ISNI Site for purpose of accessing the ISNI Games for its customers in the Defined Territory. During the term of this Agreement PlayandWin grants a non exclusive royalty free, irrevocable, perpetual license to ISNI to create Links from PlayandWin's web site to ISNI's server for the purpose of accessing the games, and a license to use, reproduce, modify, edit, copy, distribute and/or display the PlayandWin Content in ISNI's games and contests, advertising, marketing and promotional material relating to the ISNI games and contests or any part thereof and on any and all of its website(s).

7.4  Enhancements

     All enhancements, modifications and improvements to the software, applications and systems designed and developed by ISNI for the PlayandWin , shall be owned by ISNI.

7.5  Intellectual Property Indemnification

      Each party agrees to indemnify the other party in the event that any of the Content, intellectual property or other materials provided to the other party infringe the intellectual property rights of any corporation or person. Each party agrees to indemnify the other and save it harmless from any and all costs, including reasonable legal costs, loss damages, liability, claims and demands (collectively an "Intellectual Property Claim") in excess of $100,000 incurred by or made against either party to the extent that either parties's performance of its obligations under this agreement infringes any such intellectual property rights. Each party agrees to pay all damages, costs, and legal fees awarded therein against either party provided that either party promptly notifies the other party in writing, of an Intellectual Property Claim.


7.6  Claim for Infringement

     If the Fantasy Racingo game developed by ISNI is determined by a final judgment of a court of competent jurisdiction to constitute an infringement of any other parties intellectual property rights and, as a result, the permitted use of the PlayandWin Web Site is prohibited, ISNI will, in addition to honoring the foregoing indemnity in Section 7.5, at its sole option and expense, either:


     1.3             1)   procure from the owner of the infringed
               intellectual property rights such intellectual property rights for the benefit of PlayandWin;

     1.4             2)    modify the Fantasy Racingo game or the
               infringing part or parts thereof so that it is non-infringing or replace same with a substitute of equal quality approved by
               PlayandWin, acting reasonably, provided that the substitute will perform substantially to the same or better level of performance and functionality; or

          3) subject to Section 10.2, refund the fees already received from PlayandWin for the work performed on the module in which the infringement resulted.


7.7  Limit of Liability

     NO PARTY GIVES ANY REPRESENTATIONS, WARRANTIES, COVENANTS AND CONDITIONS, EXPRESS OR IMPLIED, INCLUDING WITHOUT LIMITATION ANY OTHER IMPLIED WARRANTIES Of MERCHANTABLE QUALITY, ANY IMPLIED WARRANTIES OF FITNESS FOR A PARTICULAR PURPOSE AND ANY IMPLIED WARRANTIES ARISING FROM COURSE OF DEALING OR COURSE OF PERFORMANCE.


In addition not withstanding anything contained in this agreement each parties liability to the other Party in all other circumstances shall be strictly limited to direct damages (which, for greater certainty, shall not include any indirect, third party, special, incidental, consequential or exemplary expenses, costs, liability, loss or damage whatsoever (even if that Party has been advised of the possibility of such damages), not. to exceed the amounts payable by PlayandWin to ISNI under this agreement paid preceding twelve (12) months, and in any event, not more than One Million Dollars ($1,000,000).In no event shall ISNI be liable whatsoever for any claims relating to the games or contests, including, without limitation, that any round of the games or contests has been incorrectly or improperly performed, or the failure to award a player for winning any round if such failure was either out of ISNI's reasonable control, including, if any third party provided ISNI incorrect information, and ISNI shall not be liable for failing to verify such information.



                 ARTICLE 8 - ACCEPTANCE PERIOD

     Commencing on the date that ISNI notifies PlayandWin in writing that it has satisfactorily completed the Deployment phase of the Project. PlayandWin's independent testing firm shall have one hundred and twenty (120) days (the "Acceptance Period"), to verify that the Fantasy Racingo game is performing substantially in accordance with the specifications set out in the Final Scoping Document and the Research, Design and Creative Concepts. If, during the Acceptance Period, PlayandWin in writing notifies ISNI of a defect, ISNI shall correct such defect within ten (10) days (or such longer period of time as may be consented to by PlayandWin, acting reasonably), at no additional charge to PlayandWin.

     The Acceptance Period will expire at the earlier of: the date PlayandWin provides written acceptance of the Fantasy
     Racingo game;

     1) one hundred and twenty (120) days following the commencement of the Acceptance Period if ISNI has not been notified, in writing, of any non-compliance with the PlayandWin Web
Site; or

     2) one hundred and twenty (120) days following written notification from ISNI that any defect noted by
PlayandWin's
       independent testing firm has been corrected, provided that PlayandWin concurs that such defect has been corrected and that
       ISNI has not been notified of any additional defect.


           ARTICLE 9 - MODIFICATIONS AND MAINTENANCE

9.1  Additions  and  Modifications to  the  PlayandWin  Web  Site
     Content

     ISNI acknowledges that up-dating the contents of the Racingo game agrees that, upon receiving new or modified content from PlayandWin, the Fantasy Racingo game will be updated in accordance with the ongoing maintenance agreement to be negotiated between the parties and described in Section 9.3.

9.2  Additional Modifications to Specifications

     ISNI agrees, within seven (7) days of receiving additional detailed specifications from PlayandWin, to provide a quotation to PlayandWin for each requested function (other than those already described in Article 2) or modifications thereto, including the elapsed time to develop, test and implement the requested functions and all documents including source code. Upon acceptance from PlayandWin, ISNI agrees to implement such additional specifications or modifications in a prompt and timely fashion, according to the agreed implementation period set out in the quotation.


9.3  Termination of Maintenance Period

     PlayandWin  acknowledges that ISNI will be relieved  of  its obligations pursuant to this Article 9 if and only to the extent that any error, malfunction or defect in the system is caused by any action or inaction of PlayandWin or any software or other intellectual property provided by PlayandWin or installed by PlayandWin without ISNI's involvement.


        ARTICLE 10 - ADVERTISING AND SPONSORSHIP REVENUE

10.1 Advertising and Sponsorship Revenue

     INSI shall have the non-exclusive right to sell all advertising and sponsorship on PlayandWin and Affiliate web sites, subject to PlayandWin advertising guidelines and mutually agreed upon rate card rates . INSI and its Affiliates shall be entitled to retain all advertising and sponsorship Net Revenues generated as a result, subject to the royalty payments to PlayandWin set out in section 10.2 PlayandWin reserves the right to reject any advertising or sponsorship which it, in its sole discretion, acting reasonably, determines is in contravention of PlayandWin advertising guidelines.




10.2 Royalties to Play and Win


                         INSI  and  its Affiliates shall  pay  an
                         annual  royalty  equal to  twenty  (20%)
                         percent    of   all   advertising    and
                         sponsorship  Net Revenues  generated  by
                         INSI   and   its  Affiliates  sell   all
                         advertising    and    sponsorship     on
                         PlayandWin  and  Affiliate  web   sites.
                         Royalty   payments  shall   be   payable
                         quarterly within thirty days of each quarter end.

10.3    Royalties to INSI
     Play and Win and its Affiliates shall pay an annual royalty equal to twenty (20%) percent of all advertising, sponsorship or other Net Revenues generated by Play and Win and its Affiliates from Fantasy Racingo or the PlayandWin Web site. Royalty payments shall be payable quarterly within thirty days of each quarter end.



                 ARTICLE 11 - MUTUAL INDEMNITY

11.1 Indemnification

     Both during and after the termination of this Agreement, each party shall indemnify and save harmless the other and its employees, officers, directors, agents and others for whom it is responsible at law, from any and all claims at law or in equity, and expenses relating to those claims, that may arise and any loss, cost, expense or damage that the indemnified party may incur or suffer in connection with the subject matter of this Agreement including, without limiting the generality of the foregoing, a breach of the confidentiality obligation set out in Article 6, except to the extent that the claims are caused by indemnified party's own negligence or misconduct. Provided that in no event shall either party be liable to the other for a claim for indemnification in an amount exceeding $1,000,000 plus the total development costs of the game plus all royalties paid to INSI. In the interest of certainty, it is acknowledged and agreed that ISNI shall not be liable for the products and services received by PlayandWin from third parties or the failure of PlayandWin to secure the appropriate gaming licenses.




                ARTICLE 12 - YEAR 2000 COMPLIANT

     2.1. Year 2000

     All applications, systems and software being designed and developed by ISNI with respect to this Agreement are Year 2000 Compliant. ISNI shall have no responsibility for errors or defects arising from interfacing applications, software and systems designed and developed by parties other than ISNI that are not Year 2000 Compliant.

                      ARTICLE 13 - GENERAL

13.1 Governing Law

     This Agreement shall be exclusively governed by, and construed in accordance with, the laws applicable in the Province of Ontario, Canada (without reference to conflicts of laws principles). All courts within the Province of Ontario, Canada shall have the exclusive jurisdiction to adjudicate any dispute arising out of this Agreement. Each Party hereby: (a) submits and attorns to the exclusive jurisdiction of the federal or provincial courts located in Toronto, Ontario; and (b) consents to service of process being effected upon the other Party by registered mail sent to the address set forth in this Agreement; (c) agrees not to seek, request, claim or pursue trial by jury; and (d) agrees not to seek, request, claim or pursue any right, claim or entitlement to any punitive or exemplary damages whatsoever.


13.2 Invalidity of Provision

     Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction will, as to that jurisdiction, be ineffective to the extent of the prohibition or unenforceability without invalidating the remaining provisions and any such prohibited or unenforceable provision will not invalidate or render unenforceable such provision in any other jurisdiction. For any provision so severed there will be deemed substituted a like provision to accomplish the intent of the parties as closely as possible to the provision as drafted, as determined by any court or arbitrator having jurisdiction over any relevant proceedings, to the extent permitted by the applicable law.


13.3 Entire Agreement

     This Agreement and its schedule constitutes the entire agreement between the parties pertaining to the subject matter thereof. There are no warranties, conditions, or representations (including any that may be implied by statute) and there are no agreements in connection with such subject matter except as specifically set forth or referred to herein. No reliance is placed on any warranty, representation, opinion, advice or assertion of fact made by any party or its directors, officers, employees or agents, except to the extent that the same has been reduced to writing and included as a term of this Agreement.



13.4 Independent Contractor

     ISNI acknowledges that, in performing the terms and conditions set forth in this Agreement, ISNI is working as an independent contractor. Nothing in this Agreement should be construed as or shall constitute a partnership or joint venture between ISNI and PlayandWin.

13.5 Notices

     Any notice to be given hereunder shall be deemed to have been duly given if reduced to writing, signed by or on behalf of the party giving such notice and delivered by hand, mailed by prepaid registered mail or transmitted by telecopier and addressed as follows:

     to PlayandWin :     PlayandWin, Inc.
                    Suite 501
                    155 University Avenue,
                    Toronto, Ontario
                    M5H 3B7

                    Attention:     Stewart Garner, President
                    Telecopier:    (416) 368-3870


     to ISNI:            Internet Sports Network Inc.
                    225 Richmond Street West, Suite 403,
                    Toronto, Ontario
                    M5V 1W2
                    Attention:     Leo Nat
                    Telecopier:    416-599-8228

     Copy to:            Donahue & Partners
                              Barristers and Solicitors
                              Suite 1800
                    222 Bay Street
                    Toronto, Ontario
                    M5K 1H6
                    Attention:     Anthony Kramreither
                    Telecopier:    416-943-2735

     Or at such other address or telecopier number as any party hereto may have specified in writing and given to the other party.

     Any notice given by registered mail shall be deemed to have been received by the parties to whom the same is addressed on the fifth (5th) business day following the day upon which such notice has been deposited in a post office with postage and cost of registration prepaid. Any notice given by hand or by telecopier shall be deemed to have been received by the parties to whom such notice is so delivered on the following business day.

13.6 Time

     Time shall be of the essence in this Agreement.

13.7 Currency in United States Funds

     All references to currency in this Agreement are references to lawful currency of the United States.

13.8 Assignment

     This  Agreement  may  not be assigned by  ISNI  without  the written consent of PlayandWin. This Agreement may be assigned by PlayandWin to a non-arm's length corporation without the consent of ISNI, provided that PlayandWin remains jointly and severally responsible with its assignee for all obligations under this Agreement.

13.9 Acknowledgement

     ISNI may include a discreet one-line statement to the effect that it is the developer of PlayandWin's Web Site on PlayandWin's Web Site, in a location format to be specified by PlayandWin, but may include no other mention of its name or services anywhere else on PlayandWin's Web Site. If desired by ISNI, the mention of its name may include a hypertext link to its home page.


                                1
                          SCHEDULE "A"

              Description Of Racingo Game and Rules


HOW TO PLAY RACINGO

1.) TO PLAY
Select 3 (three) horses in each of the three designated races to finish first, second or third or ask for a "quick pick". Then match the numbers picked on your RACINGO card with the official numbers of the horses finishing 1st, 2nd, or 3rd, in each of the designated races. The picks do not have to be in the exact order of finish for you to mark your card. Multiple cards may be played simultaneously.
2.) TO WIN

POOL A: Match the numbers of either shaded diagonal line;

POOL B: Match the numbers of the four unshaded squares;

POOL C: Match the numbers to complete the shaded "X";

POOL D: Match all nine numbers on your RACINGO card in any order in the designated races;

POOL E: Match all nine numbers in the exact order of finish.

3.) LATE SCRATCHES

When a late scratch occurs and it effects your RACINGO card, the next highest appropriate number will be substituted.

A copy of the rules may be obtained by any patron upon request.
The five game pools will be funded equally from the amounts wagered.



RULES



1.) RACINGO is a proposition wager, which is based upon the outcome of three designated pari-mutual races. It is played by matching the numbers on a RACINGO ticket (see figure 1) with the numbers of the betting interests finishing first, second or third
  in the designated races, not necessarily in exact order. RACINGO has no connection with any other pool.

2.) This wager may be places at all ticket-issuing machines and may require the use of printed bet slips. The minimum denomination of RACINGO tickets will be $2.00. A copy of these rules may be obtained by any OTB patron upon request. Notice of the availability of these rules will be prominently displayed.

3.)  The takeout for this wager will be twenty-five (25) percent.

4.) The races, which are part of this wager, will be predetermined and will be indicated in the racing information provided to OTB patrons. The official results of each leg will be
  based on the official order of finish as posted by the host track stewards.

5.) In the event of a scratch of a betting intest after wagering has begun on RACINGO, substitution will be to the next highest unused runner available. In the event that the highest runner is used or scratched, substitution will proceed via a wrap-around method to the lowest numbered runner and come forward until an available runner has been reached. Substitution for scratched entries will always begin with the lowest numbered scratched entry in that leg of the wager. Substitutions will take place only after all official scratches have been posted by the host track stewards in the official results of each leg.

Example:

Selection                                     Available Runners

1-9-11    1 2 3 4 5 6 7 8 9 10 11 12

            Scratch 11
xx

            Scratch 12
xx

            Scratch 1                         xx

            1 is substituted with 2

            9

            11 is substituted with 3. The new wager is 2-9-3.

            11-1-9 is replaced with 3-2-9



6.)  If less than three (3) betting interests finish a given leg, that leg will be scratched. If a leg is scratched for any reason, no additions to the jackpot prizes will be made and that entire current RACINGO pool will be refunded. If there are more than 12 betting interests in a race, 13, 14 etc. will be part of the field and will be considered as one betting interest.

7.) In the event of a dead heat(s) in any of the three legs, squares on RACINGO tickets containing any of the dead heated entries in that leg shall be considered matching squares.
Squares
  containing dead heated entries in the correct order of finish in that leg shall be considered exact matching squares pursuant to qualification for prize E as detailed below.

8.)  Program numbers are synonymous with saddlecloth numbers.

9.)  Wagering on RACINGO will cease prior to running of the first
  RACINGO leg which is run, regardless of its order on the RACINGO ticket.

10.) RACINGO will consist of the following prizes categories (see figure 2):

A)   The DIAGINAL

B)    The DIAMOND

C)   The X

D)   The FULL CARD IN ANY ORDER (JACKPOT) (Excluding the FULL
  CARD IN ANY EXACT ORDER)

11.) Determination of Winners- Winners for each prize will be determined by matching squares on the RACINGO ticket in the patterns as described below (see figure 2):

A)   Matching Squares

  1.)  For Prizes, A, B, C and D a matching square is defined as a square which contains the program number of a betting interest finishing either first or second or third in that RACINGO leg.
     The order of the betting interest on the RACINGO ticket for that race does not need to be exact in order for a given square to be a match.

  2.)  For Prize E a matching square is defined as a square which contains the program number of a betting interest finishing first or second or third in that RACINGO leg in the exact position it finished in the race.

B) Winning Tickets- Winning RACINGO tickets are determined as follows:

  1.) For Prize A- The DIAGONAL- Matching three (3) squares on the ticket in one of the following patterns:

     a)   upper left with middle center and lower right, or

     b)   lower left with middle center and upper right

  2.) For Prize B- The DIAMOND- Matching four (4) squares on the ticket in the following pattern:

     middle left with upper and lower center and middle right.

       3) For Prize C- The X- Matching five (5) squares on the ticket in the following pattern:

           upper and lower left with middle center and upper and lower right.

       4) For Prize D- The FULL CARD IN ANY ORDER (Excluding the
FULL CARD IN

           EXACT ORDER) - Matching all squares on the ticket disregarding the exact order of finish for first, second and third in each race.

      5) For Prize E- The FULL CARD IN EXACT ORDER- Matching all squares on the ticket. All selections must appear on the ticket in exact order of finish for first,

          second and third. In the event of a dead heat(s) for any position a square will be considered an exact match if it contains any of the betting interests dead heated for that position.

Within each prize category all winning tickets will be calculated as in a Win pool.

Additional matching squares on any winning ticket will be disregarded.

12) Each winning ticket will qualify for only one prize based on the following order of precedence:

  1)   Prize E

  2)   Prize D

  3)   Prize C

  4)   Prize B

  5)   Prize A

Prize amounts will be based on the pari-mutual distribution of each prize category. The order of precedence will determine the prize category in which a particular winning ticket is calculated.

13) The net amount if the RACINGO pool will allocated to the various prize categories as follows:

  1.   Prize A - 20 percent

  2.   Prize B - 20 percent

  3.   Prize C - 20 percent

  4.   Prize D - 20 percent

  5.   Prize E - 20 percent

The payoff for each prize will be separately calculated on a pari-mutual basis considering both the number of winning dollars qualifying for that particular prize and the total amount allocated to that prize category plus any applicable carryover as in the case of Prized D and E.

Prizes D and E are separate Jackpot prizes. The pool for each jackpot prize will consist of the current allocation of the net RACINGO pool plus applicable carryover, if any. If no winning tickets are sold for a particular Jackpot pool, 100 percent of that total pool will then be carried over to the next RACINGO wager. In the event that there is no pari-mutual ticket properly issued which correctly designates a winner for a specific lower prize (A, B or C) the portion of the net pool allocated for that prize will be divided equally and added to the carryover or distribution of the Jackpot prizes (D and E).

14) In the event that the Association decides to discontinue this wager, the current pool allocation to the Jackpot prizes plus any applicable carryovers will be distributed on a specific date chosen by the Association, pending at leas two weeks notice to the public, and in the following manner:

  Prize E: If no winning tickets are sold matching all squares on the ticket in the exact of finishing for first, second and third, the winning payoff for Prize D will be the sum of the net pool for Prize E and the net pool from Prize D;

  Prize D: If no winning tickets are sold matching all squares on the ticket in the exact order of finish for first, second and third for Prize E AND if no winning tickets are sold matching all squares on the ticket in any order of finish for first, second and third for Prize D, then the net pool from Prize E plus the net pool from Prize D will be added to the pool for Prize C; should no winning tickets be sold for Prize D yet winning tickets should be sold for Prize E, then the net pool from Prize D will be added to the net pool for the next prize category down the list (C, B or A), based on the order of precedence, containing at least one winning ticket, but if no winning ticket is sold for prizes C, B or A then the net pool for Prize D will be added to Prize E;

  Prize C: If a winning ticket is sold matching five squares in the pattern of upper and lower left with middle center and upper and lower right, the winning payoff for Prize C will be the sum of the net pool from Prize E, the net pool from Prize D and net pool from Prize C; (assumes no winning tickets from Prizes E and D).

  If no winning tickets are sold matching five squares in the pattern of upper and lower left with middle center and upper and lower right for Prize C AND if no winning tickets are sold for Prizes E and D then the net pool from Prize E and the net pool from Prize D and the net pool from Prize C will be added to the net pool for Prize B;

  Prize B: If no winning ticket is sold matching four squares in the pattern of middle left with upper and lower center and middle right, for Prize B AND if no winning tickets are sold for Prizes E, D and C then the net pool from Prizes E, D, C and B will be added to the net pool for Prize A.

  Prize A: If no winning ticket(s) is sold matching three squares on a ticket in either of the following patterns: a) upper left with middle center and lower right, or b) lower left with middle center and upper right for Prize A, then the net pool from Prizes E, D, C, B and A will be paid to all ticket holders of the current RACINGO wager.

15) Quick Pick will be available. Anything NOT marked on a bet slip will be a Quick Pick number.
                          SCHEDULE "B"

                            Payments

For the purposes of this Agreement, the following shall apply:

Payment for Statement of Work
In consideration of the services performed by ISNI as described in the Statement of Work, PlayandWin shall pay ISNI as per the conditions below:


Amount Due                    Date Due

$25,000                  Due upon signing of this Agreement.

$106,650 Due30 days upon completion of the creative and project specifications by ISNI and their approval by Playand Win. This approval will not be unreasonably withheld or delayed.


$195,525                 Due upon the successful launch of the
                         Fantasy Racingo game software as
                         developed by ISNI.

$53,325 Due 60 days following the successful launch of the Racingo game software as developed by ISNI and written approval from Play and Win of successful launch of the FantasyRacingo game. This approval will not be unreasonably withheld or delayed.

________
$380,000  Total Amount Payable


All amounts in US currency